SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WESTMARK GROUP HOLDINGS, INC.
             -----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
             _______________________________________________________________
         (2) Aggregate number of securities to which transaction applies:
             _______________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             _______________________________________________________________
         (4) Proposed maximum aggregate value of transaction:
             _______________________________________________________________
         (5) Total fee paid:
             _______________________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
             _______________________________________________________________
         (2) Form, Schedule or Registration Statement No.:
             _______________________________________________________________
         (3) Filing party:
             _______________________________________________________________
         (4) Date filed:
             _______________________________________________________________

                          WESTMARK GROUP HOLDINGS, INC.
                         355 N.E. FIFTH AVENUE, SUITE 4
                           DELRAY BEACH, FLORIDA 33483


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                            ON MONDAY, JUNE 29, 1998


         The Annual Meeting of Shareholders of Westmark Group Holdings, Inc. (the "Company") will be held on June 29, 1998 at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483 at 10:00 a.m., local time, to consider and act upon the following matters:

         1. To elect six directors to serve for the ensuing year;

         2. To amend the Company's Employee Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 to 900,000;

         3. To ratify the selection by the Board of Directors of Rachlin Cohen & Holtz as the Company's independent accountants for the current fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 30, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

         All shareholders are cordially invited to attend the Annual Meeting.


                                           By Order of the Board of Directors,



                                           Mark Schaftlein
                                           President and Chief Executive Officer

Delray Beach, Florida
April 30, 1998

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                          WESTMARK GROUP HOLDINGS, INC.
                         355 N.E. FIFTH AVENUE, SUITE 4
                           DELRAY BEACH, FLORIDA 33483

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                              Dated: April 30, 1998

         This Proxy Statement has been prepared and is furnished by the Board of Directors of Westmark Group Holdings, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on June 29, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about May 8, 1998. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 1997, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only shareholders of record of the Company's common stock, $.005 par value (the "Common Stock"), at the close of business on April 30, 1998, are entitled to vote at the Annual Meeting. On that date, there were 2,866,186 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting.

         Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted: (i) for the election of all nominees for director; (ii) for approval of amendment to the Company's Employee Stock Option Plan; (iii) for the ratification of the appointment of Rachlin Cohen & Holz as the independent certified public accountants of the Company for the fiscal year ending December 31, 1998; and
(iv) in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

         Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the 1998 Annual Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted only for purposes of electing directors in accordance with Proposal One. None of the actions to be voted upon at the 1998 Annual Meeting shall create dissenters' rights under the Delaware General Corporation Law.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of April 9, 1998, by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.


                                                           AMOUNT AND NATURE OF                    PERCENTAGE OF
       NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)                OUTSTANDING SHARES
                                                                                                     OWNED(2)
---------------------------------------------------    -----------------------------         -----------------------
Medical Industries of America(3)                                            571,553                            18.6%
       1903 S. Congress Avenue, #400
       Boynton Beach, Florida 33426

Mark Schaftlein(4)                                                          221,008                            7.6%
       355 N.E. Fifth Avenue, Suite 4
       Delray Beach, Florida 33483

Harry C. Coolidge, Esq.(5)                                                  191,821                            6.7%
       Twin Palms Financial Center
       1260 41st Avenue, Suite N
       Capitola, California  95010

Payton Story, III(6)                                                        183,334                            6.4%
       355 N.E. Fifth Avenue, Suite 4
       Delray Beach, Florida 33483

Generation Capital Associates(7)                                            163,636                            5.4%
       1085 Riverside Trace
       Atlanta, Georgia 30328

Eugene Snowden(8)                                                           154,585                            5.2%
       13 S. Main Street
       Winchester, Kentucky 40391

Irving Bowen(9)                                                             113,334                            4.0%
       355 N.E. Fifth Avenue, Suite 4
       Delray Beach, Florida 33483

Louis Resweber(10)                                                           64,706                            2.2%
       355 N.E. Fifth Avenue, Suite 4
       Delray Beach, Florida 33483

John O. Hopkins(11)                                                           8,000                            0.3%
       355 N.E. Fifth Avenue, Suite 4
       Delray Beach, Florida 33483

Allan C. Sorensen(12)                                                         5,000                            0.2%
       355 N.E. Fifth Avenue, Suite 4
       Delray Beach, Florida 33483


                                       3

                                                           AMOUNT AND NATURE OF                    PERCENTAGE OF
       NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)                OUTSTANDING SHARES
                                                                                                     OWNED(2)
---------------------------------------------------    -----------------------------         -----------------------

All executive officers and directors as a                                   595,382                           19.6%
group (6 persons)(13)

(1) The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the holder has sole or shared voting power or investment power and also any shares of Common Stock which the holder has the right to acquire within 60 days after April 30, 1998 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Percentage of outstanding shares owned is calculated on the basis of the amount of outstanding shares plus, for each person or group, any shares that person or group has the right to acquire within 60 days after April 30, 1998, pursuant to options, warrants, conversion privileges, or other rights.
(3) Includes 238,095 shares of the Company's Common Stock issuable upon the conversion of 200,000 shares of the Company's Series C Convertible Preferred Stock, based on a conversion rate of 84% of the closing price on the day before conversion ($2.94 per share based on a closing price of $3.50 on April 8, 1998).
(4) Includes: (i) 45,000 shares that may be issued upon the exercise of outstanding options; (ii) 18,000 shares that may be issued upon the exercise of outstanding warrants; and (iii) 103,333 shares which were purchased pursuant to rights granted the holder by the Company on February 20, 1998.
(5) Includes (i) 39,500 shares that may be issued upon the exercise of outstanding options; and (ii) 50,000 shares which were purchased pursuant to rights granted the holder by the Company on February 20, 1998.
(6) Includes (i) 40,000 shares that may be issued upon the exercise of outstanding options; and (ii) 103,333 shares which were purchased pursuant to rights granted the holder by the Company on February 20, 1998.
(7) Includes: (i) 74,081 shares that may be issued upon the conversion of 50,005 shares of the Company's Series B Convertible Preferred Stock; and (ii) 89,555 shares that may be issued upon the exercise of outstanding warrants.
(8) Includes: (i) 39,543 shares that may be issued upon the conversion of outstanding convertible debt; and (ii) 97,942 shares that may be issued upon the exercise of outstanding warrants.
(9) Includes (i) 20,000 shares that may be issued upon the exercise of outstanding options; and (ii) 93,334 shares which were purchased pursuant to rights granted the holder by the Company on February 20, 1998.
(10) Includes: (i) 10,000 shares that may be issued upon the exercise of outstanding options; and (ii) 50,000 shares that may be issued upon the exercise of outstanding warrants.
(11) Includes 5,000 shares that may be issued upon the exercise of outstanding options.
(12) Includes 5,000 shares that may be issued upon the exercise of outstanding options.
(13)     See footnotes (1) through (12) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who beneficially own ten percent or more of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1997 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1997 fiscal year has been filed in a timely manner.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

         The Company's Board of Directors consists of six persons. The following six persons have been nominated by the Board of Directors to fill such positions. All are currently Directors of the Company.

         MARK SCHAFTLEIN, age 40, has been a Director of the Company since January 1996. He has served as Chief Executive Officer of the Company since May 1997. He has also served as Chief Executive Officer of the Company's wholly owned subsidiary, Westmark Mortgage Corporation, since February 1996. From February 1995 until February 1996, he was Director of the Non-conforming Division of Westmark Mortgage Corporation, managing the transition of Westmark Mortgage Corporation from a conforming to a non-conforming lender. He established the bulk loan sales programs with Household Finance Corp. and The Money Store which the Company presently utilizes. From September 1993 until February 1995, Mr. Schaftlein was a Senior Vice President with National Lending Center, Inc., where he oversaw expansion of operations into multiple states and assisted in development of the non-conforming loan program. From January 1993 until September 1993, he served as Vice President of Fleet Finance and was responsible for developing a new wholesale division in the non-conforming credit market. From 1984 to January 1993, he was a Vice President at Citicorp. In 1996, he was the President of the Gold Coast Chapter of the Florida Association of Mortgage Brokers.

         IRVING BOWEN, age 56, has been a director of the Company since September 1997. He has served as Executive Vice President, Treasurer and Chief Financial Officer of the Company since September 1997. He has also served as Executive Vice President, Treasurer, Chief Financial Officer and Director of the Company's wholly owned subsidiary, Westmark Mortgage Corporation since September 1997. From 1967 to 1988, he was with KPMG, a major accounting firm, in the Audit Department, serving many financial services companies, real estate companies and public and privately-held companies subject to Securities and Exchange Commission regulation. He became a KPMG Peat Marwick partner in 1976. Since 1988, he has provided business advice and consulting to selected clients and operated the Mai Kai restaurant as the trustee of the owner's estate. From 1991 to 1994, he served as Chief Operating Officer for Crown America Developments. Ltd. (Successor to Olympia & York Southeast Equity Corp.). From May 1994 until June 1997, he was Managing Director of J. Michael Reisert, a full service securities broker/dealer.

         PAYTON STORY, III, age 51, has been a Director of the Company since February 1997. He has served as President and Director of Westmark Mortgage Corporation since May 1997. From May 1996 until May 1997, he was Senior Vice-President of Lending. From July 1985 to April 1996, he was Chief Executive Officer and President of West Coast Mortgage Services, Inc. From January 1969 to July 1985, he was the Marketing Director of Beneficial Management Corporation in Peapock, New Jersey. In 1992, he was president of the Florida Association of Mortgage Brokers-Gulf Coast. He is a certified mortgage consultant of the Florida and National Associations of Mortgage Brokers.

         LOUIS RESWEBER, age 35, has been a Director of the Company since December 1996. In February 1997, he became Chairman of the Board of Directors of the Company. He has been Executive Vice President of Westmark Group Holding, Inc. since July 1997. From October 1992 until May 1995, he was Senior Vice President,

Capital Markets, for United Companies Financial Corp. ("United Companies"), a New York Stock Exchange listed financial services company, and one of the nation's oldest and largest non-conforming mortgage lenders. From 1995 to 1997, he was President and Chief Executive Officer of Network Acquisition Corp. He has extensive experience in capital markets, mergers and acquisitions, business administration and management, and investor relations.

         JOHN O. HOPKINS, age 38, has been an outside director of the Company since February, 1998. He has served as President and Managing Director of his own law firm for over ten years, which specializes in corporate and commercial transactions, real estate law and commercial litigation. He is a member of the Florida Bar, the United States District Court for the Southern District of Florida, and the South Palm Beach County Bar Association. He is also a licensed Florida Real Estate Broker and Mortgage Broker. From March 1983 until December 1986, he served as President of a retail mortgage organization company that specialized in residential financing. He has been a Director and Vice-President of Professional Golf Advertising, Inc. since May 1997. Mr. Hopkins has been involved in various other outside business ventures.

         ALLAN C. SORENSEN, age 59 has been an outside director of the Company since February 1998. From April 1967 until October 1997, he served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Interim Services, Inc., a New York Stock Exchange company with 1997 annual revenue of $1.6 billion dollars and 706 locations worldwide. He has been a Director and Vice Chairman of Let's Talk Cellular & Wireless, Inc., a cellular equipment and services retailer, since October 1994. Let's Talk Cellular & Wireless successfully completed an initial public offering in November 1997. Since October 1997, he has been a Director and Vice Chairman of Interim HealthCare, Inc., a spin-off of Interim Services, Inc.

                   THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors of the Company held seven meetings during the year ended December 31, 1997. The Board has a standing Audit Committee, a standing Compensation Committee, and a standing Nomination Committee. During the fiscal year ended December 31, 1997, the Compensation Committee met five times, the Audit Committee met five times, and the Nomination Committee met twice. During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

         The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee is presently comprised of Allan C. Sorensen, who serves as Chairman, and John O. Hopkins, both of whom serve as independent members, and Irving Bowen and Mark Schaftlein, the latter of whom serves as a non-voting member. During 1997, the Audit Committee was comprised of Norman Birmingham and Todd Walker until August 1997. Messrs. Schaftlein and Bowen served as the members of the Audit Committee for the balance of 1997.

         The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of the Company. The Compensation Committee is presently comprised of John O. Hopkins, who serves as Chairman, and Allan C. Sorensen, both of whom serve as independent members, and Payton Story and Mark Schaftlein, the latter of whom serves as a non-voting member. During 1997, the Compensation Committee was comprised of Mark Schaftlein and Todd Walker until August 1997. Messrs. Schaftlein and Bowen served as the members of the Compensation Committee for the balance of 1997.

         The Nomination Committee makes recommendations to the Board regarding the nomination of new directors to the Board. The Nomination Committee is presently comprised of Allan C. Sorensen and John O. Hopkins, both of whom serve as independent members, and Louis Resweber and Mark Schaftlein, the latter of whom serves as a non-voting member. During 1997, the Nomination Committee was comprised of Mark Schaftlein, Louis Resweber and Todd Walker until August 1997. Messrs. Schaftlein and Resweber served as the members of the Nomination Committee for the balance of 1997.

DIRECTORS' COMPENSATION

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from the Company are entitled upon appointment to the Board of Directors to receive an option to purchase 5,000 shares of Common Stock of the Company at an exercise price equal to or above market value at the date of grant, and $500 per meeting attended (other than telephonic meetings) in addition to the reimbursement of reasonable expenses incurred to attend any meetings.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION.

         The following table sets forth the annual and long term compensation paid by the Company for services performed on the Company's behalf for fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, with respect to those persons who were, as of December 31, 1997, (i) the Company's Chief Executive Officer and (ii) the only Company executive officer who earned in excess of $100,000 in salary and bonus during 1997 (the "Named Executive Officers").*

                                            Summary Compensation Table

                                                                                                   Long Term
                                             Annual Compensation                              Compensation Awards
                               ------------------------------------------------      ---------------------------------------
                                                                                         Securities
                                                                 Other Annual        Underlying Options       All Other
Name and Principal Position      Year      Salary      Bonus     Compensation        (Number of Shares)     Compensation
---------------------------      ----      ------      -----     ------------        ------------------     ------------
Mark  Schaftlein,   President    1995    $100,685    $      0    $     0                              300     $   0
and Chief Executive Officer      1996    $143,353    $      0    $     0                           18,000     $   0
                                 1997    $181,281    $ 85,000    $     0                          135,000     $   0

Payton  Story,  President  of    1995    $      0       $   0    $     0                                0     $   0
the  Company's  wholly  owned    1996    $      0       $   0    $41,600                                0     $   0
subsidiary  Westmark Mortgage    1997    $152,745    $ 85,000    $15,300                          115,000     $   0
Corporation and Director

*See "Employment Agreements" for a detailed description of the Employment Agreements for: (i) the Named Executive Officers; and (ii) Company officers and directors Irving Bowen and Louis Resweber. See "Certain Relationships and Related Transactions" for a description of the Consulting Agreement with Harry
C. Coolidge, a beneficial owner of over 5% of the Company's Common Stock, who earned in excess of $100,000 for services performed for the Company during 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth all grants of options for the Company's Common Stock to the Named Executive Officers of the Company during fiscal 1997. In addition, the table shows the hypothetical gains or

"option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option terms.

                 Option Grants For Year Ended December 31, 1997

                                Individual Grants

                                                                                               Potential Realizable
                                                                                              Value at Assumed Annual
                          Number of      % of Total                                            Rates of Stock Price
                         Securities        Options       Exercise or                         Appreciation for Option
                         Underlying       Granted to     Base Price                                   Term(1)
        Name              Options         Employees       ($/Share)      Expiration Date           5%          10%
        ----              -------        -----------     -----------     ---------------         ------      ------
Mark Schaftlein            135,000          26%             2.50         June 30, 2004       $   475,200     $ 657,450
                           -------


Payton Story               115,000          22%             2.50         June 30, 2004       $   404,800     $ 560,050
                           -------

TOTAL                      250,000          48%                                              $   880,000    $1,217,500
                           -------          ---


(1) The dollar amounts under these columns represent the potential tangible value, before income taxes, of each option assuming that the market price of the Common Stock appreciates in value from fair market value at the date of grant to the end of the option term at 5% and 10% annual rates and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. All grants of options have been made with exercise prices equal to fair value at date of grant.

         No options were exercised in fiscal year 1997 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1997, the number of stock options and the value of unexercised stock options held by the Named Executive Officers.

           Aggregated Option Exercises in Year Ended December 31, 1997
                           and Year-End Option Values

                                     Number of Securities                        Value of Unexercised
                                Underlying Unexercised Options                 In-The-Money Options1,2
         Name                        at December 31, 1997                        at December 31, 1997
         ----                        --------------------                        --------------------
                              Exercisable           Unexercisable         Exercisable           Unexercisable
                              -----------           -------------         -----------           -------------
Mark Schaftlein                   153,300               0                  $    0                $     0
Payton Story                      115,000               0                  $    0                $     0
                              -----------           -------------          ----------            ------------
TOTAL:                            268,300               0                  $    0                $     0
                              -----------           -------------          ----------            ------------

(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the option at exercise or fiscal year-end, respectively.

(2) On October 23, 1997, the Board of Directors authorized downward adjustment of the exercise price of all stock options and warrants held by Mark Schaftlein, Payton Story, Irving Bowen, Louis Resweber, and Harry Coolidge to $2.50, which was still in excess of 100% of the then fair market value of the Company's

      Common Stock. The Board made this adjustment in recognition of services performed for the Company and because other compensation was lower than industry standard.

EMPLOYMENT AGREEMENTS

MARK SCHAFTLEIN

         Mr. Schaftlein entered into an Employment Agreement (the "Agreement") on April 25, 1997 pursuant to which he serves as President and Chief Executive Officer of Westmark Group Holdings, Inc. and Chief Executive Officer of Westmark Mortgage Corporation (collectively, the "Company"). The Agreement was amended on August 27, 1997 and March 31, 1998. The term of employment ends on April 25, 2000, unless earlier terminated by either party as described below. The Agreement provides for an initial annual salary of $150,000, increasing to $162,000 the second year, and $174,000 the third year. At any time the salary can be increased as determined by the Board of Directors of the Company based upon job performance. On February 21, 1998, the Board of Directors increased Mr. Schaftlein's salary to $225,000 per year commencing April 1, 1998. Mr. Schaftlein has the right to terminate the Agreement for any reason other than change of control or good reason, as defined in the Agreement, upon sixty (60) days written notice to the Company. In the event of voluntary termination other than for change of control or good reason, Mr. Schaftlein is entitled to any compensation due and owing to him up to the date of termination. In the event Mr. Schaftlein terminates his employment for good reason, he is entitled to a lump sum payment equal to the number of months remaining in the term of the Agreement multiplied by his monthly compensation. The Company can terminate the Agreement with cause at any time. If, subsequent to a change of control, the Company terminates Mr. Schaftlein's employment without cause, as defined in the Agreement, or Mr. Schaftlein rejects on a reasonable basis an offer for continuing employment, he would be entitled to a lump sum payment equal to the number of months then remaining in the term of the Agreement multiplied by his monthly compensation. In addition, the Agreement provides Mr. Schaftlein with options to purchase 120,000 shares of Common Stock of Westmark Group Holdings, Inc. The options are fully vested, are exercisable at $2.50 per share, and terminate in June 2004. The vested options may be exercised on or after the following dates: 30,000 shares on 3/31/98; 15,000 on 10/31/98; 30,000 shares on
3/31/99; 15,000 shares on 10/31/99; and 30,000 shares on 3/31/00. In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options shall immediately become exercisable, provided, however, that no option shall be exercisable after the expiration of ten years from the date of grant.

PAYTON STORY, III

         Mr. Story entered into an Employment Agreement (the "Agreement") on April 25, 1997 pursuant to which he serves as the President of the Company's wholly-owned subsidiary, Westmark Mortgage Corporation. The Agreement was amended on August 27, 1997 and March 31, 1998. The term of employment ends on April 25, 2000, unless earlier terminated by either party as described below. The Agreement provides for an initial annual salary of $126,000, increasing to $138,000 the second year, and $150,000 the third year. At any time the salary can be increased as determined by the Board of Directors of the Company based upon job performance. On February 21, 1998, the Board of Directors increased Mr. Story's annual salary to $225,000 per year commencing April 1, 1998. Mr. Story has the right to terminate the Agreement for any reason other than change of control or good reason, as defined in the Agreement, upon sixty (60) days written notice to the Company. In the event of voluntary termination other than for change of control or good reason, Mr. Story is entitled to any compensation due and owing to him up to the date of termination. In the event Mr. Story terminates his employment for good reason, he is entitled to a lump sum payment equal to the number of months then remaining in the term of the Agreement multiplied by his monthly compensation. The Company can terminate the Agreement for cause at any time. If, subsequent to a change of control, the Company terminates Mr. Story's employment without cause, as defined in the Agreement, or Mr. Story rejects on a reasonable basis an offer for continuing employment, he would be entitled to a lump sum payment equal to the number of months then remaining in the term of the Agreement multiplied by his monthly compensation. In addition, the Agreement provides Mr. Story with options to purchase 100,000 shares of Common Stock of Westmark Group Holdings, Inc. The options are fully vested, are exercisable at $2.50 per share, and terminate in June 2004. The vested options may be exercised on or after the following dates: 25,000 shares on 3/31/98; 15,000 on 10/31/98; 25,000 shares on 3/31/99; 15,000 shares on
10/31/99; and

25,000 shares on 3/31/00. In the event of a sale, divestiture, spin-off, or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options shall immediately become exercisable, provided, however, that no option shall be exercisable after the expiration of ten years from the date of grant.

IRVING BOWEN

         Mr. Bowen entered into an Employment Agreement (the "Agreement") commencing July 1, 1997 and terminating September 30, 1997 pursuant to which he served as an Advisor to Westmark Group Holdings, Inc. and Westmark Mortgage Corporation (collectively, the "Company"), specifically with regard to corporate finance, mergers and acquisitions, capital raises, financial audits, accounting due diligence and miscellaneous tax and legal matters. The Agreement was amended on March 31, 1998. The term of employment was extended by mutual agreement for an additional thirty (30) months, subject to termination by either party as described below. The Agreement provided for an initial annual salary of $120,000. Pursuant to the provisions for an extended term of employment, Mr. Bowen's annual salary increases to $132,000 the second year, and $144,000 the third year. At any time and from time to time the salary can be increased for the remaining portion of the term of employment as determined by the Board of Directors of the Company based upon job performance. On February 21, 1998, the Board of Directors of the Company increased Mr. Bowen's annual salary to $200,000 commencing April 1, 1998. Mr. Bowen shall have the right to terminate the Agreement for any reason other than change of control or good reason, as defined in the Agreement, upon sixty (60) days written notice to the Company. In the event of voluntary termination other than for change of control or good reason, Mr. Bowen would be entitled to any compensation due and owing to him up to the date of termination. In the event Mr. Bowen terminates his employment for good reason, he would be entitled to a lump sum payment equal to the number of months remaining in the term of the Agreement multiplied by his monthly compensation. The Company can terminate the Agreement with cause at any time. If, subsequent to a change of control, the Company terminates Mr. Bowen's employment without cause, as defined in the Agreement, or Mr. Bowen rejects on a reasonable basis an offer for continuing employment, he would be entitled to a lump sum payment equal to the number of months then remaining in the term of the Agreement multiplied by his monthly compensation. In addition, the Agreement provided Mr. Bowen with options to purchase 80,000 shares of Common Stock of Westmark Group Holdings, Inc. The options are fully vested, are exercisable at $2.50 per share, and terminate in June 2004. The vested options may be exercised on or after the following dates: 20,000 shares on 3/31/98; 10,000 on 10/31/98; 20,000 shares on 3/31/99; 10,000 shares on 10/31/99; and 20,000 shares on
3/31/00. In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options shall immediately become exercisable, provided, however, that no option shall be exercisable after the expiration of ten years from the date options were granted.

LOUIS RESWEBER

         Mr. Resweber entered into an Employment Agreement (the "Agreement") on July 1, 1997 pursuant to which he will serve as the Executive Vice President and as Executive Vice President, Mergers and Acquisitions/Capital Markets of the Company's wholly owned subsidiary, Westmark Group Holdings, Inc. ("Westmark Mortgage"). The Agreement was amended on March 31, 1998. The term of employment will end on April 24, 2000, unless earlier terminated by either party as described below. The Agreement provided for an initial annual salary of $120,000, increasing to $132,000 the second year, and $144,000 the third year. At any time and from time to time the salary can be increased for the remaining portion of the term of employment as determined by the Board of Directors of the Company based upon job performance. On February 21, 1998, the Board of Directors increased Mr. Resweber's annual salary to $180,000 commencing April 1, 1998. Mr. Resweber shall have the right to terminate the Agreement for any reason other than change of control or good reason, as defined in the Agreement, upon sixty
(60) days written notice to the Company. In the event of voluntary termination other than for change of control or good reason, Mr. Resweber would be entitled to any compensation due and owing to him up to the date of termination. In the event Mr. Resweber terminates his employment for good reason, he would be entitled to a lump sum payment equal to the number of months remaining in the term of the Agreement multiplied by his monthly compensation. The Company can terminate the Agreement with cause at any time. If, subsequent to a change of control, the Company terminates Mr. Resweber's employment without cause, as defined in the Agreement, or Mr. Resweber rejects on a reasonable basis an offer for continuing employment, he would be entitled to a lump sum payment equal to the number of months then remaining in the term of the Agreement multiplied by his monthly compensation. In addition, the Agreement provided Mr. Resweber with options to purchase 30,000 shares of Common Stock of Westmark Group Holdings, Inc. The options are fully vested, are exercisable at $2.50 per share, and terminate in June 2004. The vested options may be exercised on or after the following dates: 10,000 shares on 3/31/98; 4,000 on 10/31/98; 6,000 shares on 3/31/99; 4,000 shares on 10/31/99; and 6,000 shares on 3/31/00. In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage, all options shall immediately become exercisable, provided, however, that no option shall be exercisable after the expiration of ten years from the date options were granted. The foregoing options are in addition to the options previously issued to purchase 50,000 shares of Common Stock of Westmark Group Holdings, Inc. with an exercise price of $2.50 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Green World Sale

         Effective July 1996, the Company acquired all of the issued and outstanding capital stock of Green World Technologies, Inc. ("Green World"), a provider of air conditioner enhancement products, from GTB Company ("GTB"). GTB had recently acquired Green World from Medical Industries of America, Inc. ("MIOA"), an affiliate of the Company. In that connection, the Company (i) issued GTB 130,000 shares of its Series E convertible preferred stock ("Company Series E Preferred Stock"), and (ii) agreed to pay GTB royalties of 14% of the gross sales of Green World for a period of two years. Green World is a nationwide marketer of Talon, an energy-saving add-on to air-cooled condensers found in air conditioners, heat pumps and refrigeration systems.

         Management subsequently decided to focus the Company's resources exclusively on its mortgage operations. In December 1997, the Company divested substantially all of its interest in Green World pursuant to an exchange agreement between the Company, GTB and Green World (the "Exchange Agreement"). Pursuant to the provisions of the Exchange Agreement, the Company returned to GTB all of the outstanding shares of Green World Common Stock and issued to GTB 37,500 shares of the Company's Common Stock. In exchange, GTB assigned all of the Company's Series E Preferred Stock back to the Company. Green World issued the Company 185,000 shares of its Series A Convertible Preferred Stock (the "Green World Series A Preferred Stock"), in exchange for which the Company paid Green World $70,000 and gave Green World a promissory note for $380,000 (the "Comany Note"), the first three payments of which were made in February, March, and April 1998. Payment of the Company Note is secured by the Green World Series A Preferred Stock and the Company Series E Preferred Stock. The Company has agreed to loan Green World up to $8,000 per month to cover the salaries of two Green World officers (the "Green World Salary Advances") through December 1998. Westmark and GTB exchanged mutual general releases. The Company's Green World Series A Preferred Stock represents approximately 18.5% of the capital stock of Green World on a fully diluted basis, and is subject to certain mandatory redemption provisions. The Company's remaining interest in Green World is reflected in the Company's financial statements as an investment in discontinued operations.

Westmark-Medical Industries Agreement

         Pursuant to an agreement between Medical Industries of America, Inc. and the Company dated November 1995 and amendments thereto (the "Stock Purchase Agreement"), Medical Industries of America, Inc., formerly known as Heart Labs of America, Inc. ("MIOA"), purchased 259,679 shares of the Company's Common Stock for (i) $3,210,000, comprised of $1,210,000 cash and $200,000 of cash equivalents, and (ii) 200,000 shares of MIOA series B convertible preferred stock with a stated value of $10 per share. The Stock Purchase Agreement provided that MIOA's ownership of the Company would not be diluted below 49% (the "Anti-Dilution Provision"). In May 1996, the Company issued MIOA 73,779 shares of Common Stock pursuant to the Anti-Dilution Provision. Over the first half of 1996, MIOA loaned the Company an aggregate of $2,388,593 represented by one-year notes, bearing interest at the rate of 10% per annum. In March 1996, the Company converted $700,000 of this indebtedness into 200,000 shares of the Company's Series C Preferred Stock with a stated value of $3.50 per share.

         The Company and MIOA entered into a settlement agreement dated January 1997 which was amended March 1997, and June 1997 (the "MIOA Settlement Agreement"). The MIOA Settlement Agreement terminated the Anti-Dilution Provision. Pursuant to the MIOA Settlement Agreement, the Company issued to MIOA a three year promissory note (the "MIOA Note") in the principal amount of $1,953,000, bearing interest at 10% per annum, with monthly payments in the amount of $25,000 which commenced June 30, 1997, and a final balloon payment of unpaid principal and interest due on June 30, 2000. The MIOA Settlement Agreement also provided for satisfaction of the MIOA Note as follows: (1) in the event the Company receives additional capitalization of (i) a minimum amount of $300,000 and a maximum amount of $1.5 million, MIOA is entitled to receive the first $300,000, (ii) in the event the additional capitalization exceeds $1.5 million, MIOA will be entitled to receive the first $500,000 of additional capitalization in excess of $1.5 million, and (iii) in the event additional capitalization exceeds $3 million, MIOA shall be entitled to receive 50% of the excess; (2) MIOA is entitled to 15% and 20% of the net cash flow of the Company in excess of operating expenses and settlement payments on a consolidated basis in calendar years 1997 and 1998, respectively; and (3) in the event the Company should sell or spin-off either of Westmark Mortgage or Green World, MIOA is entitled to 50% of the cash proceeds received by the Company resulting from the sale or spin-off (the Company received no cash proceeds in connection with the sale, described elsewhere in this Proxy Statement, of its Green World subsidiary).

         In addition, the MIOA Settlement Agreement provides that: (1) MIOA is entitled to demand registration rights for its shares of Common Stock; (2) after repayment of the MIOA Note, MIOA shall repurchase the shares of MIOA preferred and Common Stock owned by WGHI, and WGHI shall repurchase the shares of WGHI preferred and Common Stock owned by MIOA (the purchase price for the preferred shares shall be the stated value and the purchase price for the common shares shall be the closing bid price on the day prior to the repurchase); and (3) MIOA and the Company release each other from any and all claims arising out of or related to the Stock Purchase Agreement, ownership of each other's shares of common and preferred stock, and the parties' business relationship.

         MIOA presently owns 333,458 shares of the Company's Common Stock, and 200,000 shares of the Company's Series C Preferred Stock ($3.50 stated value). Westmark presently owns 200,000 shares of MIOA's Series B Convertible Preferred Stock. At December 31, 1997, the Company owed MIOA $ 1,783,464, plus accrued interest of $247,202, net of interest in the sum of $47,000 which represents interest forgiveness for the second quarter.

Michael Morrell and Linda Moore

         Michael Morrell and Linda Moore resigned as President and Vice President, respectively, and Mr. Morrell resigned as Chairman of the Board of Directors of the Company in November 1995. Mr. Morrell and Ms. Moore subsequently became officers, and in the case of Mr. Morrell, a director of MIOA. Subsequent to their resignations, Mr. Morrell and Ms. Moore entered into to termination agreements and consulting agreements with the Company. Various disputes arose in connection with the performance of those agreements. In January 1997, the parties entered into a settlement agreement which was amended in November 1997. Pursuant to the terms of the settlement agreement, as amended, the Company issued to Mr. Morrell 75,000 shares of the Company's Common Stock in November 1997 and 24,700 shares of the Company's Common Stock in December 1997 for unpaid salary, consulting fees, and expenses. Interest in the sum of $31,000 was to be satisfied by the partial assignment of a promissory note receivable or shares of Common Stock of Green World received by the Company in connection with the sale of Green World. Pursuant to the terms of the settlement, Mr. Morrell also received: (1) $13,800 for past due rental obligations under the lease for the Company's Delray Beach, Florida offices; (2) 27,562 shares of Company Common Stock for delinquent consulting fees and $7,500 per month under his consulting agreement with the Company beginning January 1997 through November 1998; (3) $5,400 for automobile lease expenses; (4) $1,000 for miscellaneous expense reimbursement; and (5) a warrant to purchase 45,000 shares of the Company's Common Stock which expired unexercised on January 28, 1998. Also pursuant to the settlement agreement, the Company paid Ms. Moore $5,000 and issued 33,100 shares of the Company's Common Stock in November 1997 for unpaid salary. Interest in the sum of $9,000 was to be satisfied by the partial assignment of a promissory note receivable or shares of Common Stock of Green World received by the Company in connection with the Green World Sale. Pursuant to the settlement agreement, Ms. Moore also received: (1) 11,200 shares of the Company's

Common Stock for unpaid consulting fees; and (2) a warrant to purchase 24,067 shares of the Company's Common Stock which expired unexercised on January 26, 1998.

Common Stock Issued for Services

         In June 1996, the Company issued 30,000 shares of the Company's Common Stock with an estimated fair market value of $187,000 in exchange for services to a former consultant to the Company and a stockholder of Medical Industries of America which is a beneficial owner of 18.6% of the Company's Common Stock.

Purchase of Building

         In 1997, Westmark Mortgage Corporation purchased Units 2 and 4 of the Company's current headquarters buildings for approximately $275,000, plus approximately $60,000 in closing costs, from Michael Morrell, a stockholder and former officer of the Company who is also a current officer and director of Medical Industries of America which is a beneficial owner of 19% of the Company's Common Stock.

Harry C. Coolidge

         Mr. Coolidge, a beneficial owner of over 5% of the Company's Common Stock, entered into a Consulting Services Agreement (the "Agreement") effective January 24, 1996 pursuant to which he provides consulting services to Westmark Group Holdings, Inc. and Westmark Mortgage Corporation. Pursuant to a February 4, 1997 amendment to the Agreement, Mr. Coolidge was appointed Corporate Counsel for the Company effective February 1, 1997. The Agreement was further amended on August 27, 1997 and March 31, 1998. The term of the Agreement ends on April 24, 2000, unless earlier terminated by either party as described below. The Agreement initially provided for compensation consisting of $9,000 per month and the issuance of Common Stock of Westmark Group Holdings, Inc. with a net value of $6,000 per month. On February 21, 1998, the Board of Directors of the Company increased Mr. Coolidge's annual compensation to $180,000 per year commencing April 1, 1998, payable $10,000 per month in cash and $15,000 quarterly in arrears in cash or restricted shares of Company Common Stock. In addition to the $180,000 in annual compensation, Mr. Coolidge receives $6,000 per month in cash to cover his operating expenses. Mr. Coolidge shall have the right to terminate the Agreement for any reason other than change of control or good reason, as defined in the Agreement, upon sixty (60) days written notice to the Company. In the event of voluntary termination other than for change of control or good reason, Mr. Coolidge is entitled to any compensation due and owing to him up to the date of termination. In the event Mr. Coolidge terminates the Agreement for good reason, he is entitled to a lump sum payment equal to the number of months remaining in the term of the Agreement multiplied by his monthly compensation. The Company can terminate the Agreement with cause at any time. If, subsequent to a change of control, the Company terminates the Agreement without cause, as defined in the Agreement, or Mr. Coolidge rejects on a reasonable basis an offer for continuing employment, he would be entitled to a lump sum payment equal to the number of months then remaining in the term of the Agreement multiplied by his monthly compensation. In addition, the Agreement provided Mr. Coolidge with options to purchase 80,000 shares of Common Stock of Westmark Group Holdings, Inc. The options are fully vested, are exercisable at $2.50 per share, and terminate in June 2004. The vested options may be exercised on or after the following dates: 20,000 shares on 3/31/98; 10,000 on 10/31/98; 20,000 shares on
3/31/99; 10,000 shares on 10/31/99; and 20,000 shares on 3/31/00. In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options shall immediately become exercisable, provided, however, that no option shall be exercisable after the expiration of ten years from the date of grant.

                                  PROPOSAL TWO

               APPROVAL OF AMENDMENT TO EMPLOYEE STOCK OPTION PLAN

         The 1994 Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the Shareholders in June 1994. A total of 333,333 shares of Common Stock were reserved for issuance under the Plan. In August 1997, the shareholders approved the Board of Directors' recommendation to amend the Plan by increasing the shares of Common Stock reserved for issuance pursuant to the Plan from 66,667 (adjusted for the August 1997 one-for-five reverse split) to 600,000 shares. In April 1998, the Board of Directors amended the Plan, subject to shareholder approval, to increase the shares of Common Stock reserved for issuance pursuant to the Plan from 600,000 to 900,000. The Board believes this to be in the best interests of the Company because increasing the number of shares available under the Plan will enable the Company to continue its policy of employee stock ownership to assist in promoting the attraction, retention and motivation of employees. The shareholders are being asked to approve this increase in the number of reserved shares at the Annual Meeting.

SUMMARY OF PLAN

         The purpose of the Plan is to foster and promote the financial success of the Company and increase shareholder value by enabling eligible key employees and others to participate in the long-term growth and financial success of the Company. The Plan is administered by the Compensation Committee which has sole and complete authority to determine the key employees and others to whom to grant awards. The Compensation Committee may grant options to employees, officers, directors, consultants, independent contractors and advisors of the Company and its wholly owned subsidiary, Westmark Mortgage Corporation. Eligible participants in the Plan include approximately 5 officers, 76 employees, 3 outside directors, and 8 consultants. The grant of options shall be at an exercise price not less than 85% of the fair market value for non-qualified stock options and at 100% of fair market value for incentive stock options. The exercise price of any incentive stock option granted to a person owning more than 10% of the Company's voting stock shall not be less than 110% of the fair market value. No option issued pursuant to the Plan shall be exercisable after the expiration of ten years from the date of grant. The sole consideration received or to be received by the Company for the grant of options pursuant to the Plan is the continued service of the optionee to the Company.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK INCENTIVE PLANS

         The Company understands that, under current federal income tax rules, awards under the 1994 Employee Stock Option Plan have the consequences described below:

         The rules governing the tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         Incentive Options. Incentive Options granted pursuant to the Plan are intended to qualify as "Incentive Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise. However, the exercise of an Incentive Option is an item of tax preference and a Participant may have alternative minimum tax liability.

         If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or
(ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

         Nonqualified Options. A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

         Restricted Stock. A Participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such Participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such Participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the Participant, for the Company's taxable year in which the Participant recognizes such income, provided that the amount constitutes reasonable compensation.

         Withholding Payments. If, upon exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the Participant or the Participant must pay such amount to the Company to reimburse the Company for such payment. The Committee may permit a Participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the Participant upon exercise of a stock option or stock appreciation right or award of restricted stock or by electing to tender an appropriate number of shares of Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock (with such restrictions as the Committee may adopt).


                 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
           "FOR" APPROVAL OF AMENDMENT TO EMPLOYEE STOCK OPTION PLAN.

                                 PROPOSAL THREE

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Rachlin Cohen & Holz to continue as independent certified public accountants for the Company for the fiscal year ending December 31, 1998. Rachlin Cohen & Holz has been acting as independent certified public accountants of the Company since January 1998. Unless otherwise indicated, properly executed proxies will be voted for the ratification of the appointment of Rachlin Cohen & Holz , independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ending December 31, 1998.

         Representatives of Rachlin Cohen & Holz are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

                   THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
                  "FOR" THE RATIFICATION OF THE APPOINTMENT OF
             RACHLIN COHEN & HOLZ AS INDEPENDENT PUBLIC ACCOUNTANTS
          FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                              SHAREHOLDER PROPOSALS

         Shareholders who intend to submit proposals to the Company's shareholders at the 1999 Annual Meeting of Shareholders must submit such proposals to the Company no later than January 30, 1999 in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to Barbara Nola, Secretary, Westmark Group Holdings, Inc., 355 N.E. Fifth Avenue, Suite 4, Delray Beach, Florida 33483.

                             ADDITIONAL INFORMATION

         The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons soliciting the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

         If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel any proxy executed by you.

                                FINANCIAL MATTERS

         Detailed financial information of the Company for the fiscal year ended December 31, 1997 is included in the Company's Annual Report to Stockholders, a copy of which is enclosed herewith.

                             REPORT TO STOCKHOLDERS

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE COMPANY AT WESTMARK GROUP HOLDINGS, INC., 355 N.E. FIFTH AVENUE, SUITE 4, DELRAY BEACH, FLORIDA 33483, ATTENTION: CHIEF FINANCIAL OFFICER.

                            EXPENSES OF SOLICITATION

         The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses incurred thereby. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company.

         Kindly date, sign and return the enclosed proxy card.



                                      By Order of the Board of Directors



                                      /s/ Mark Schaftlein
                                      -------------------------------------
                                      MARK SCHAFTLEIN
                                      President and Chief Executive Officer

                          WESTMARK GROUP HOLDINGS, INC.

      PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 29, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Mark Schaftlein and Irving Bowen, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of WESTMARK GROUP HOLDINGS, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 29, 1998 at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483 at 10:00 a.m. local time, and at any adjournment thereof (the "Meeting").

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following six (6) directors (except as marked below) for the ensuing year.

         NOMINEES:     Mark Schaftlein;  Irving Bowen;  Payton Story, III;
                       Louis Resweber;  Allan C. Sorensen; and John O. Hopkins.

       [ ]  FOR  all nominees (except as marked below)

       [ ]  WITHHOLD authority to vote for all nominees


For all nominees except the following nominee(s):


--------------------------------------------------------------------------------


(CONTINUED AND TO BE SIGNED, ON REVERSE SIDE)

2. To approve the amendment to the Company's Employee Stock Option Plan.

                      [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

3. To ratify the selection by the Board of Directors of Rachlin Cohen & Holz as the Company's independent accountants for the fiscal year ending December 31, 1998.

                      [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

Dated: _______________ , 1998

                                       ___________________________________
                                       Signature

                                       ___________________________________
                                       Print name

                                       ___________________________________
                                       Signature if held jointly

                                       ___________________________________
                                       Print name


Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

                    APPENDIX TO WESTMARK GROUP HOLDINGS, INC.
                              1998 PROXY STATEMENT

                                Table of Contents

1.       1994 Stock Option Plan

                             1994 Stock Option Plan

                                   EXHIBIT "C"

                          WESTMARK GROUP HOLDINGS, INC.
                             1994 STOCK OPTION PLAN

      1. PURPOSE. This 1994 SOP(1) ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of WGHI, a Delaware corporation (the "Company"). Capitalized terms not previously defined herein are defined in Section 18 of this plan.

      2. TYPES OF OPTIONS AND SHARES. Options granted under this PLAN (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue code of 1986, as amended (the "Code"), or
(b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares" are shares of the common stock of the C.

      3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 10,000,000 Shares, subject to adjustment as provided in this PLAN. If any Option expires or is terminate without being exercised in whole or in part, the unexercised or released S from such Option shall be available for future grant and purchase under this plan. At all time during the term of this PLAN, the C shall reserve and keep available such number of S as shall be required to satisfy the requirements of outstanding Options under this PLAN.

      4. ELIGIBILITY.

      (a) GENERAL RULES OF ELIGIBILITY. Options may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the C or any PLAN, Subsidiary, or Affiliate of the C. ISOs may be granted only to employees (including officers and directors who are also employees) of the C or a PLAN or Subsidiary of the C. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Options ("Optionees"), other than Options granted pursuant to Section 6 of this PLAN. The foregoing notwithstanding, Options may be granted to directors of the C who are not employees of either the C or a Subsidiary and who are not California residents (a "Qualified Non-Employee Director") only pursuant to Section 6 of this PLAN. An Optionee may be granted more than one Option under this PLAN.

      (b) COMPANY ASSUMPTION OF OPTIONS. The C may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisitions of such other company or otherwise, by either (I) granting an Option under the PLAN in replacement of the option assumed by the C, or (ii) treating the assumed option as if it had been granted under the PLAN if the terms of such assumed option could be applied to an option granted under this PLAN. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an option hereunder if the other company had applied the rules of this PLAN to such grant.

--------
(1) Approved by the Company Board of Directors on February ,1996.

      5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option (other than Options granted pursuant to Section 6 of this PLAN) is to be an ISO or an NQSO, the number of S subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

      (a) FORM OF OPTION GRANT. Each Option granted under this PLAN shall be evidence by a written Stock Option Grant (the "Grant") in substantially the form attached hereto as Exhibit A or such other form as shall be approved by the Committee.

      (b) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committe makes the determination to grant such Option unless otherwise specified by the Committe and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Optionee with a company of this P within a reasonable time after the date of grant; provided, however that with respect to Options other tan Options granted pursuant to Section 6 of this PLAN if, for any reason, including a unilateral decision by the Committe not to execute an agreement evidencing such option, a written Grant is not executed within sixty (60) days after the date of grant, such option shall be deemed null and void. No Option shall be exercisable until such Grant is executed by the Company and the Optionee.

      (c) EXERCISE PRICE. The exercise price of an NQSO shall be no less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO granted to person owning more than ten percent (!)%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary or the Company ("Ten Percent Shareholder") shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted.

      (d) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the COMMITTEE as set forth in the Grant; provide, however that each Option must become exercisable at a rate of at least twenty percent (20%) per year over five (5)( years from the date the Option is granted; and provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

      (e) LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed on hundred thousand dollars ($100,000). If the Fair Market Value of stock with respect to which ISO are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

      (f) OPTIONS NON-TRANSFERABLE. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution any shall be exercisable during the lifetime of the Optionee only by the Optionee or any permitted transferee.

      (g) ASSUMED OPTIONS. In the event the Company assumes an option granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new option rather assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead by granted with similarly adjusted exercise price.

      6. DIRECTOR FORMULA GRANTS.

      Qualified Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

      (a) FORMULA GRANT. On the first business day following approval of this Plan by the shareholders of the Company, each Qualified Non-Employee Director shall receive a NQSO for 25,000 Shares, and thereafter ion the first business day of each fiscal year of the Company shall receive a NQSO for 12,000 Shares. In the event any additional Qualified Non-Employee Director is appointed by the Board and elected by the shareholders, on the first business day following election by the shareholders, each such Qualified Non-Employee Director shall receive a NQSO for 25,000 Shares, and thereafter on the first business day of each fiscal year shall receive a NQSO for 12,000 Shares.

      (b) TERMS OF GRANT. Options granted pursuant to this Section 6 shall be subject to the following terms:

            (i) EXERCISE PRICE AND PAYMENT TERMS. The exercise price for the Options granted pursuant to this Section 6 shall be equal to 100% of the Fair Market Value of the Shares on the grant, payable in cash or otherwise in accordance with the alternatives specified in clauses (i), (ii), (iv), (v) and
(vi) of Section 7(b) of this Plan.

            (ii) TERM. The term of the Options shall be eighteen months.

            (iii) EXERCISE PERIOD. The Options shall be exercisable beginning six months after the date of the grant.

            (iv) OTHER TERMS. The Options granted pursuant to this Section 6 shall be evidenced by a written Stock Option Grant in substantially the form of Exhibit A or such other form of Stock Options Grant as is approved by the Committee and the Options are otherwise subject to the limitations of Section 5(f) of this Plan.

      (c) AMENDMENTS. Notwithstanding Section 17 of this Plan, the provisions of this Section 6 shall not be amended more frequently than permitted for formula plans meeting the conditions of Rule 16b-3 as promulgated by the Securities and Exchange Commission (Rule 16b-3")

      7. EXERCISE OF OPTIONS

      (a) NOTICES. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the to company to comply with applicable securities laws, together with payment inn full of the exercise price for the number of Shares being purchased.

      (b) PAYMENT. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (I) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, having a Fair Market Value equal to the exercise price of the Option; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exist, thorough a "same day sale" sale commitment from the Optionee and a broker-dealer that is a member of the National association of Securities Dealers, Inc, (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the h so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (v) provided that a public market for the Company's stock exist, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchase to the NASD Dealer in a margin account as security for a loan form the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vi) by any combination of the foregoing. Payment of the exercise price for Options granted pursuant to Section 6 shall be determined in accordance with Section 6.

      (c) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provisions for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made writing in a form acceptable to the Committee and shall be subject to the following restrictions:

           (i) the election must be made on or prior to the applicable Tax Date;

           (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

           (iii) all elections shall be subject to the consent or disapproval of the Committee;

            (iv) if the Optionee is an officer or director of the c or other person (in each case, an "Insider") whose transactions in the Company's Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and if the Company is subject to Section 16(b) of the Exchange Act, the election must be made at least six (6) months prior to the Tax Date and must otherwise comply with Rule 16b-3.

      (d) LIMITATIONS ON EXERCISE. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

      8. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party. The provisions of this Section 8 shall not apply to any Option granted pursuant to Section 6 of this Plan.

      9. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefore, provided that any such action may not without the written consent of the Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with
Section 424(h) of the Code. The Committee shall have the power to reduce the exercise price of outstanding Options; provided, however, that the exercise price per share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for options granted on the date the action is taken to reduce the exercise price. Notwithstanding any other provision of this Plan, the Committee may accelerate the earliest date or dates on which outstanding Options I or any installments thereof( are exercisable. The provisions of this Section 9 shall not apply to Options granted pursuant to
Section 6 of this Plan.

      10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the right of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its shareholders.

      11. NO OBLIGATION TO EMPLOY; NO RIGHT FUTURE GRANTS. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right (a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause or (b) to have any Option(s) granted to such Optionee under this Plan, or nay other plan, or to acquire nay other securities of the Company, in the future.

      12. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding share of Common Stock of the c is changed by a stock dividend, stock split, reverse stock splits, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares, available under this Plan and the number number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Stock that would have recruited shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

      13. ASSUMPTION OF OPTIONS BY SUCCESSORS.

      (a) In the event of (I) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary or a Parent or where there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Options shall be assumed by the successor corporation, which assumption shall be binding on all Options, an equivalent option shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Optionees options such as the exercise price and the vesting schedule), and, in the case of outstanding shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

      (b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Optionees specifying the terms and conditions of such termination (which date must be at least twenty
(20) days after the date the Committee gives the written notice).

      14. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of the Company (the "Board"). This Plan shall be approved by the shareholders of the c, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. The Company will comply with this Plan is adopted by the Board. The Company will comply with the requirements of Rule 16b-3 (or its successor) with respect to shareholder approval.

      15. ADMINISTRATION. This Plan may be administered by the Board or a Company consisting of not less than two directors appointed by the Board (the "Committee"). As used in this Plan, the references to the "Committee" shall mean either such Committee or the Board if Option committee has been established. the interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares purchased pursuant to an Option.

      16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time on or prior to May 12, 2004, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the shareholders of the Company pursuant to Section 14 of this Plan.

      17. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors or Committee may, at any time, amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his or her consent, or which, without the approval of the shareholders of the Company would:

      (a) except as provided in Section 12 of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

      (b) extend the duration of the Plan;

      (c) change the class of persons eligible to receive Options granted hereunder. Without limiting the foregoing, the Committee may at any time or form time to time authorize the Company, with the consent of the respective Optionee, to issue new options in exchange for the surrender and cancellation of any or all outstanding Options.

      18. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

      (a) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (b) "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

      (c) "FAIR MARKET VALUE" shall mean the fair market value of the Shares as determined by the Committee fro time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or in the event the common Stock of the Company is listed on a stock exchange or is a NASDAQ National Market security, the Fair Market Value shall be the closing price on such exchange or system on the last trading day prior to the date of determination.